Exhibit 10.37

Private & Confidential

14 February 2023

To:	Participants under the Vast Solar Management Equity Plan

Vast Solar Management Equity Plan - De-SPAC Side Deed

We refer to the Vast Solar Pty. Ltd. Management Equity Plan Deed dated on or about 30 July 2020 (as amended on or around the date of this document) between, among others, Vast Solar Pty. Ltd. (ACN 136 258 574) (Company), AgCentral Pty Ltd (ACN 053 901 518) (AgCentral) and various Eligible Persons (Plan Rules).

Capitalised terms used in this deed (De-SPAC Side Deed) have the meaning given to them in the Plan Rules, unless otherwise specified.

1	Background

1.1	Various Participants have been issued with MEP Shares under the Plan Rules.

1.2	At the time of entry into the Plan Rules, a Business Combination or SPAC Transaction was not contemplated as a Liquidity Event for purposes of the Plan Rules. As such, clause 12.2 and Schedule 4 of the Plan Rules do not provide a suitable mechanism by which Participants can realise the economic benefit of their MEP Shares.

1.3	The parties acknowledge and agree that the terms of this De-SPAC Side Deed provide a suitable mechanism for Participants to realise the economic benefit of their MEP Shares pursuant to clause 11(b) of the Plan Rules.

2	MEP Exit Entitlement on SPAC Transaction

2.1	Notwithstanding anything to the contrary in the Plan Rules or Invitation:

(a)	where the SPAC Transaction occurs and in accordance with the timing contemplated by the Business Combination Agreement:

(i)	each Participant will be entitled to participate in the SPAC Transaction and receive the Relevant Proportion of the Exit Proceeds in accordance with the formula, principles and worked examples set out in Schedule 1 and Annexure A to this De-SPAC Side Deed and otherwise on the terms of this De-SPAC Side Deed and in priority to and to the exclusion of clause 12.2 and Schedule 4 of the Plan Rules (De-SPAC Exit Entitlement); and

(ii)	pursuant to the terms of the MEP Shares, the Board will procure the conversion of each Participant’s MEP Shares into ordinary shares in the Company by way of a share conversion and subsequent share subdivision prior to completion of the SPAC Transaction in order to give effect to clause 2.1(a)(i) above.

3	Additional entitlements to Participants

3.1	For the purposes of this clause 3:

(a)	The Allocation Percentage is calculated as:

26.64% + (6.69% × X )

(b)	The Additional Benefit is calculated as:

A$592,000 + (A$148,000 × X)

Where X is the proportion (expressed as a percentage) of the total economic benefit of any unallocated MEP Shares that are attributed to Participants under clause 6.2 of the Plan Rules in respect of the SPAC Transaction.

3.2	If, following the execution of a business combination agreement between, among others, the Company and Nabors Energy Transition Corp. (Business Combination Agreement) to effect the SPAC Transaction:

(a)	additional ordinary shares in the Company are to be issued by the Company pursuant to Section 3.3 of the Business Combination Agreement (including with respect to financial close of the Company’s ‘Aurora Energy Project’ solar thermal power plant in Port Augusta, South Australia), the Participants shall (in aggregate) be entitled to such number of ordinary shares as is determined in accordance with the terms of the Business Combination Agreement (whether by way of an issue of future options over those shares or otherwise); and/or

(b)	the Company successfully raises additional capital through third party investors, such that AgCentral Energy Pty Ltd (ACN 665 472 711) (AgCentral Energy) is not required to contribute the full amount of its pre-de-SPAC commitment of up to US$15,000,000 (Pre-de-SPAC Commitment), then for every US$1,000,000 (or part thereof) of AgCentral Energy’s Pre-de- SPAC Commitment that is ultimately not required by, and is not paid to, the Company, the Company will allocate the Additional Benefit (or part thereof) to the Participants (in aggregate) by way of an adjustment to the relevant Participant’s Share in Exit Proceeds in accordance with Schedule 1 to this De-SPAC Side Deed (Pre-de-SPAC Bonus Adjustment).

3.3	The Company and AgCentral Energy agree to use their reasonable efforts such that any allocation of additional entitlements to Participants under this clause 3 are structured in a way to not give rise to adverse tax implications for any Participant.

4	Lock-up

4.1	The parties agree that, subject to clauses 5 and 6 of this De-SPAC Side Deed, with respect to any ordinary shares in the Company (or options over ordinary shares in the Company) held or to be held by Participants following a conversion of their MEP Shares into ordinary shares under clause 2 of this this De-SPAC Side Deed, an allocation under clause 3 of this De-SPAC Side Deed, or an allocation under clause 6.2 of the Plan Rules in relation to the SPAC Transaction (Consideration Securities), during the period commencing on the date of completion of the SPAC Transaction and ending:

(a)	on the day following the second anniversary of completion of the SPAC Transaction with respect to 100% of the Consideration Securities;

(b)	on the day following the third anniversary of completion of the SPAC Transaction with respect to 66.7% of the Consideration Securities; and

(c)	on the day following the fourth anniversary of completion of the SPAC Transaction with respect to 33.3% of the Consideration Securities,

each Participant must not:

(d)	offer, pledge, sell, contract to offer, sell or pledge, sell any option or contract to purchase, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Consideration Securities; or

(e)	enter into any swap, hedge or another arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Consideration Securities,

(Lock-Up Undertakings) provided that, from the date that is six months following Completion of the SPAC Transaction (Initial Liquidity Date), each Participant can, by giving written notice to the Company no less than 10 Business Days before the Initial Liquidity Date, elect to dispose of up to US$350,000 worth of ordinary shares held by that Participant, up to a maximum of US$2,000,000 worth of ordinary shares in aggregate as between the Participants (Initial Liquidity Mechanism). In the event that Participants elect to dispose of shares in the Company worth more than US$2,000,000 in aggregate pursuant to the Initial Liquidity Mechanism, such proposed disposals will be scaled back on a pro rata basis taking into account the proportion that the number of ordinary shares held by each relevant Participant (on a fully converted, as diluted basis) bears to the total number of ordinary shares in the Company held by all other Participants (on a fully diluted, as converted basis).

5	Leavers

5.1	If any Participant ceases to be an employee or consultant of the Company and is a Bad Leaver (defined below), then, subject to compliance with any Applicable Law and the Constitution, AgCentral Energy may, upon issuing a notice to the Participant, require the Participant to sell to AgCentral Energy any Consideration Securities held by the Participant that are then-subject to any Lock-Up Undertakings for a price per Consideration Security of US$0.01.

5.2	For the purposes of this De-SPAC Side Deed, a Participant is a Bad Leaver if any of the following circumstances apply to the Participant:

(a)	the Participant, while employed or engaged by the Company and for a period of 12 months thereafter, works for a competitor of the Company;

(b)	the Participant terminates (or gives notice of termination of) his or her employment or engagement with the Company within 2 years of completion of the SPAC Transaction;

(c)	the Participant, while employed or engaged by the Company and for a period of 12 months thereafter, induces any employee of the Company to terminate his or her employment with the Company;

(d)	the Participant is found guilty of fraud or is convicted of an indictable criminal offence; and/or

(e)	the Participant is summarily dismissed for cause (including for wilful misconduct or gross negligence that is or is likely to be harmful to the Company, or for breach of any material term of the Participant’s contract of employment or engagement with the Company).

5.3	If the Participant ceases to be employed or engaged by the Company and is not a Bad Leaver, then the Participant shall be a Good Leaver. If the Participant is a Good Leaver and holds any Consideration Securities that are subject to any Lock-Up Undertakings set out in clause 4.1 of this De-SPAC Side Deed, the Participant will, for the avoidance of doubt, be entitled to retain those Consideration Securities provided that the release of those Consideration Securities from the Lock-Up Undertakings shall not accelerate (unless a Special Circumstance (defined below) applies to the Participant).

5.4	If any of the following circumstances (Special Circumstances) apply with respect to a Participant:

(a)	death or terminal illness; or

(b)	total or permanent disablement,

then all of the Lock-Up Undertakings set out in clause 4.1 of this De-SPAC Side Deed shall cease to apply such that all Consideration Securities held by the Participant shall, subject to clause 5.5 of this De-SPAC Side Deed, be able to be dealt with in any way by the Participant (or its estate or attorney, as relevant in the Special Circumstance).

5.5	Each Participant must in good faith consult with AgCentral Energy in respect of any proposed sale (allowed under the terms of this De-SPAC Side Deed) by the Participant of ordinary shares in the Company that are or were at any point Consideration Securities. If the Company, acting reasonably, determines that the sale of the ordinary shares proposed to be sold by the Participant is to be managed by the Company, the Participant shall agree to this.

6	Voting

6.1	Until such time as the Consideration Securities held by Participants are released from the Lock-Up Undertakings set out in clause 4.1 of this De-SPAC Side Deed, each Participant must exercise any voting rights attaching to those Consideration Securities in accordance with AgCentral Energy’s written directions.

6.2	To give effect to clause 6.1 of this De-SPAC Side Deed, each Participant:

(a)	appoints AgCentral Energy as its sole proxy to exercise the voting rights of its relevant Consideration Securities; and

(b)	must take all action as registered holder of its relevant Consideration Securities as AgCentral Energy directs.

7	Board’s discretion

The Board will have the discretion to consider, at the time, any other suitable mechanism to achieve the realisation of the economic benefit under this De-SPAC Side Deed on behalf of the Participants having regard to the Business Combination Agreement and the relevant US securities regulations and tax considerations at the time.

8	Cooperation and assistance

8.1	Each Participant undertakes to, in addition to whatever may be required of the Participant pursuant to clause 15.2 of the Plan Rules:

(a)	if required by the Board or AgCentral Energy, do all things reasonably required by the Board or AgCentral Energy to facilitate the successful completion of the SPAC Transaction and the conversion of the Participant’s MEP Shares into ordinary shares as contemplated by clause 2.1(a)(ii) of this De-SPAC Side Deed, which may include:

(i)	agreeing to any lock-up or escrow arrangements in relation to ordinary shares in the Company;

(ii)	agreeing to any amendments required to this De-SPAC Side Deed, the Plan Rules, the Invitation or other existing documents as between any of the parties;

(iii)	providing any necessary consents or waivers; or

(iv)	entering into any other document reasonably required to facilitate completion of the SPAC Transaction (including but not limited to US registration or analogous agreements);

(v)	providing documents evidencing that the Participant is an “Accredited Investor” for the purposes of US securities law and/or regulations; and

(b)	irrevocably appoint the Company as its attorney to sign all documents and take all actions on its behalf to effect the SPAC Transaction and the conversion of the Participant’s MEP Shares into ordinary shares.

9	Representations and warranties

9.1	The Participant warrants and represents to the Company that at all times from the date of this De-SPAC Side Deed until the MEP Shares are converted and subdivision occurs in accordance with clause 2 of this De-SPAC Side Deed that:

(a)	they are the sole registered holder and beneficial owner of their respective MEP Shares; and

(b)	they have the full power to enter into and perform their obligations under this De-SPAC Side Deed.

10	Other matters

The Participant acknowledges and agrees that with effect on and from completion of the SPAC Transaction and after the conversion and subdivision of the MEP Shares in accordance with clause 2 of this De-SPAC Side Deed they will have no further rights in connection with the MEP Shares under the Plan Rules.

11	Confidentiality

Clause 20 (Confidentiality) of the Plan Rules applies to this De-SPAC Side Deed as if set out in full in this De-SPAC Side Deed, and the terms of this De-SPAC Side Deed constitute Confidential Information for the purposes of the Plan Rules.

12	Power of attorney

Each Participant irrevocably appoints AgCentral Energy as its agent and attorney on default by the Participant of the Participant’s obligations under this De-SPAC Side Deed (including the Participant's obligations under clause 5 of this De-SPAC Side Deed) with power to execute all documents and take all actions on the Participant's behalf to effect any of the transactions contemplated by the relevant clause of this De-SPAC Side Deed.

13	General

13.1	This De-SPAC Side Deed operates in conjunction with the Plan Rules and Invitation and if any terms of this De-SPAC Side Deed are in conflict with any terms of the Plan Rules or the Invitation, the terms of this De-SPAC Side Deed will prevail.

13.2	Notwithstanding anything in the Plan Rules, clauses 4 to 12 of this De-SPAC Side Deed survive termination of the Plan Rules.

13.3	This De-SPAC Side Deed can only be varied by a document signed by each party.

13.4	This De-SPAC Side Deed is governed by the law in force in New South Wales.

13.5	This De-SPAC Side Deed may consist of a number of copies signed by one or both parties to this De-SPAC Side Deed. When taken together, the signed copies constitute one document.

Yours sincerely,

/s/ Johnny Kahlbetzer

Johnny Kahlbetzer, Chairman

Vast Solar Pty. Ltd.

Executed as a deed

Company

Signed, sealed and delivered by Vast Solar Pty. Ltd. (CAN 136 258 574) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ John Kahlbetzer	/s/ Colin Sussman

Signature of John Kahlbetzer (director)	Signature of Colin Sussman (director)

Ag Central

Signed, sealed and delivered by AgCentral Pty Ltd (ACN 053 901 518) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ John Kahlbetzer	/s/ Colin Sussman

Signature of John Kahlbetzer (director)	Signature of Colin Sussman (director)

Ag Central Energy

Signed, sealed and delivered by AgCentral Energy Pty Ltd (ACN 665 472 711) in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ John Kahlbetzer	/s/ Colin Sussman

Signature of John Kahlbetzer (director)	Signature of Colin Sussman (director)

Project Neptune – Vast Solar MEP – Side Deed	Execution page

Participants

Signed, sealed and delivered by Valentino Marco Pagura in the presence of:

/s/ Alec Waugh	/s/ Valentino Marco Pagura

Signature of witness	Signature of Valentino Marco Pagura

Alec Waugh

Name of witness (print)

Project Neptune – Vast Solar MEP – Side Deed	Execution page

Signed, sealed and delivered Craig David Wood in the presence of:

/s/ Alec Waugh	/s/ Craig David Wood

Signature of witness	Signature of Craig David Wood

Alec Waugh

Name of witness (print)

Project Neptune – Vast Solar MEP – Side Deed	Execution page

Signed, sealed and delivered by Kurt Friedrich Drewes in the presence of:

/s/ Alec Waugh	/s/ Kurt Friedrich Drewes

Signature of witness	Signature of Kurt Friedrich Drewes

Alec Waugh

Name of witness (print)

Project Neptune – Vast Solar MEP – Side Deed	Execution page

Signed, sealed and delivered by Bruce Alexander Leslie in the presence of:

/s/ Belinda Dare	/s/ Bruce Alexander Leslie

Signature of witness	Signature of Bruce Alexander Leslie

Belinda Dare

Name of witness (print)

Project Neptune – Vast Solar MEP – Side Deed	Execution page

Signed, sealed and delivered by Simon Maurice Woods in the presence of:

/s/ Silash Maharjan	/s/ Simon Maurice Woods

Signature of witness	Signature of Simon Maurice Woods

Silash Maharjan

Name of witness (print)

Project Neptune – Vast Solar MEP – Side Deed	Execution page

Signed, sealed and delivered by Lachlan Parker Roberts in the presence of:

/s/ Alec Waugh	/s/ Lachlan Parker Roberts

Signature of witness	Signature of Lachlan Parker Roberts

Alec Waugh

Name of witness (print)

Project Neptune – Vast Solar MEP – Side Deed	Execution page

Signed, sealed and delivered by Christina Grace Hall in the presence of:

/s/ Alec Waugh	/s/ Christina Grace Hall

Signature of witness	Signature of Christina Grace Hall

Alec Waugh

Name of witness (print)

Project Neptune – Vast Solar MEP – Side Deed	Execution page

Signed, sealed and delivered by Gilein Jochem Steensma in the presence of:

/s/ Alec Waugh	/s/ Gilein Jochem Steensma

Signature of witness	Signature of Gilein Jochem Steensma

Alec Waugh

Name of witness (print)

Project Neptune – Vast Solar MEP – Side Deed	Execution page

Schedule 1 - MEP Share Conversion (SPAC Transaction) - Worked Example

1.	Formula and Principles

Formula:

Share in Exit Proceeds = ([A / MEP Share Pool x Management Value] + [B / MEP Share Pool x Management Value]) + C

where:

(1)	A means MEP Shareholding of the relevant Participant.

(2)	B means any Allocated MEP Additional Benefit allocated to the relevant Participant.

(3)	C means any Pre-de-SPAC Bonus Adjustment allocated to the relevant Participant.

(4)	Pre-de-SPAC Bonus Adjustment means the economic benefit of any allocation to a Participant in accordance with clause 3.2(b) of this De-SPAC Side Deed.

(5)	MEP Share Pool means the entire MEP Shares on issue, the maximum being 100 MEP Shares.

(6)	Management Split means 33.3333% (or 25% if Net Sale Price is less than A$10,000,000).

(7)	Management Value means the dollar amount equal to the applicable Management Split x Sale Profit.

(8)	Sale Profit means Gross Proceeds less Agreed Fixed Deductions.

(9)	Gross Proceeds means cash, shares, in-kind or any other consideration as the case may be under the De-SPAC Transaction.

(10)	Agreed Fixed Deductions means A$94,676,133.

Principles:

(1)	Where the Gross Proceeds are denominated in USD, before applying the above formula, the Gross Proceeds will be converted to AUD applying a five-day average of the AUD/USD exchange rate published by the Reserve Bank of Australia on its website (Exchange Rate).

(2)	If in the intervening period between signing binding transaction documents to effect the SPAC Transaction and completion of the SPAC Transaction, the Company raises money from investors other than AgCentral Energy or Nabors (or any of their respective affiliates), and at least 40% of such money is raised at a valuation of the Company that implies a price per ordinary share in the Company that is lower than US$10.20, then the weighted average price per share (or implied price share, if such money is raised through the issuance of convertible notes) at which all money is raised will be used to calculate Gross Proceeds for the purposes of this Side Deed. If the previous sentence does not apply, then the price per share used in the calculation will be US$10.20.

(3)	The Company is currently contemplating that the SPAC Transaction would result in Gross Proceeds of $US209,100,000 being 20,500,000 ordinary shares on issue multiplied by US$10.20 per ordinary share in the Company. For the avoidance of doubt, if the SPAC Transaction results in a number of ordinary shares on issue that is less than 20,500,000, that lower number of ordinary shares will be used to calculate Gross Proceeds.

2.	Worked Example 1

Where:

(1)	the SPAC Transaction occurs at a valuation of US$10.20 per ordinary share in the Company;

(2)	a Participant holds 5 MEP Shares and is not allocated the benefit of any additional MEP Shares and no Pre-de-SPAC Bonus Adjustment is made in respect of the Participant;

(3)	the Gross Proceeds of the SPAC Transaction is US$209,100,000 resulting in 20,500,000 shares on issue multiplied by US$10.20 a share; and

(4)	assuming an Exchange Rate of 1:0.67,

the Sale Profit is Gross Proceeds less Agreed Fixed Deductions, as follows:

(A$312,089,552 - A$94,676,133)

= A$217,413,419,

then the Participant’s Share in Exit Proceeds is:

A / MEP Share Pool x Management Value, as follows:

((5 / 100) x (0.333333 x A$217,413,419))

= A$3,623,195

In this Worked Example 1, the value of an ordinary share in the Company, immediately on Completion of the SPAC Transaction will be A$15.22 (being US$10.20/0.67).

Therefore the Participant will, following conversion of the Participant’s MEP Shares, hold 238,055 ordinary shares in the Company (out of a total of 20,500,000 ordinary shares), not accounting for any shares issued pursuant to any pre-completion capital raising. This equates to 1.16% of the then- issued share capital.

3.	Worked Example 2

For completeness, Annexure A sets out how the Company and the Participants intend for the Participants’ Share in Exit Proceeds to be determined in the event of the SPAC Transaction, subject only to the following variables:

(1)	the Exchange Rate (as in cell E8);

(2)	the price per ordinary share in the Company implied by the SPAC Transaction (as in cell F8); and

(3)	the number of ordinary shares in the Company on issue immediately prior to completion the SPAC Transaction (as in cell H8).

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